Exhibit (g)(2)

SEVENTH REVISED APPENDIX A

To the Global Custodial Services Agreement dated July 26, 2010

Emerging Markets Fund

Emerging Markets Great Consumer Fund

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CITIBANK, N.A.,

Signing on behalf of each Custodian

and as principal with respect to Section 2(A) and Section 12(C)

By:	/s/ Marc Fryburg

Name:	Marc Fryburg

Title:	Vice President

Date:	March 15, 2021

CLIENT:

MIRAE ASSET DISCOVERY FUNDS

By:	/s/ Joon Hyuk Heo

Name:	Joon Hyuk Heo

Title:	President

Date:	3/11/2021

Approved: February 1, 2021

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